Exhibit 32.1

Certification Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

In connection with the Annual Report of Rubicon Technology, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Ferrara, Executive Officer and Chief Financial Officer (Principal Executive, Financial, and Accounting Officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2023	By:	/s/ Joseph Ferrara
Joseph Ferrara
Executive Officer and Chief Financial Officer (Principal Executive, Financial, and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.